SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

SPORTS PROPERTIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33918	74-3223265
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On January 26, 2010, the Board of Directors of Sports Properties Acquisition Corp. (the “Company”) adopted and approved the Company’s proposed plan of liquidation (the “Plan of Liquidation”). A copy of the form of Plan of Liquidation is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference. Because the Company did not consummate a business combination within the time frame required by its certificate of incorporation and the terms of its initial public offering, the Company is required to liquidate and dissolve. The Company will begin the process of liquidating and dissolving itself in accordance with its certificate of incorporation and applicable Delaware law.

The Company expects to liquidate the amounts held in its trust account, which consist of proceeds from the Company’s initial public offering, together with the deferred portion of the underwriter’s discount and commission and interest (net of applicable taxes and reserves for contingent liabilities). Payable upon presentation, liquidating distributions will be made to holders of shares of the Company’s common stock (excluding shares issued prior to the Company’s initial public offering). Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. The liquidating distribution is expected to be approximately $9.95 per share of which $9.91 will initially be distributed to stockholders. Any remaining or amounts representing tax refunds will be distributed following resolution of any outstanding tax issues. No payments will be made with respect to any of the Company’s outstanding warrants or shares of common stock that were acquired prior to the Company’s initial public offering.

The Company will file a Certificate and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Form of Plan of Liquidation of Sports Properties Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ LARRY D. HALL
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: January 27, 2010

Exhibit Index

Exhibit No.	Description

2.1	Form of Plan of Liquidation of Sports Properties Acquisition Corp.